UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 16, 2006, the Board of Directors of Southwest Airlines Co. approved an amendment to the Company's Code of Ethics ("Code"). The Code's standards remain the same, with the changes merely conforming the reporting procedures under the Code with changes to the Company's Guidelines for Reporting Concerns about Code of Ethics Violations and Southwest’s Compliance with Laws and Accounting Practices. The Code is attached to this report as Exhibit 14.1 and is available on the Company's website at www.southwest.com by selecting "About SWA," then "Investor Relations," then "Corporate Governance," and then "Policies and Procedures."

Item 8.01 Other Events.

On November 16, 2006, Southwest Airlines Co.'s Board of Directors declared a quarterly dividend of $.0045 per share to Shareholders of record at the close of business on December 7, 2006, on all shares then issued and outstanding. The dividend will be paid on January 4, 2007. The Board of Directors also authorized the repurchase of up to $400 million of the Company's common stock. Attached hereto as Exhibit 99.1 is the text of a press release announcing the dividend and the stock repurchase program.

Item 9.01 Financial Statements and Exhibits.

Exhibit 14.1 Southwest Airlines Co. Code of Ethics

Exhibit 99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

November 21, 2006	By:	Deborah Ackerman

Name: Deborah Ackerman
Title: Vice President-General Counsel

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Exhibit Index

Exhibit No.	Description

14.1	Southwest Airlines Co. Code of Ethics
99.1	Press Release